UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CH REAL ESTATE II, INC.

(Exact Name of Registrant in its Charter)

UTAH	6500	27-3005341
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

175 South Main Street, Suite 1500

Salt Lake City, UT 84111

T: (801) 739-8234

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

David Rees

175 South Main Street, Suite 1500

Salt Lake City, UT 84111

2273 E. Tara Lane #5

Salt Lake City, UT 84117

T: (801) 303-5730

F: (801) 355-5005

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

VINCENT & REES

Attn: David M. Rees

175 South Main, 15th Floor

Salt Lake City, Utah 84111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering        .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering        .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,360,000	$0.20	$272,000.00	$31.17
Total	1,360,000	$0.20	$272,000.00	$31.17

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by factors such as the lack of liquidity (since there is no present market for CH Real Estate II, Inc. stock) and the high level of risk inherent in this sort of offering. The selling shareholders may sell shares of our common stock at a fixed price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _____________

Prospectus

1,360,000 shares

CH REAL ESTATE II, INC.

Common Stock

This prospectus relates to the offer for sale of up to 1,360,000 shares of our common stock by certain existing holders of the securities, referred to as Selling Security Holders throughout this document. The total number of shares registered in this prospectus is 1,360,000.  We will not receive any of the proceeds of this offering.  We have no present plans to be acquired or to merge with another company nor do we, or any of our shareholders, have plans to enter into a change of control or similar transaction.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take.  Such time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application.  There is no guarantee that our stock will ever be listed on the OTC Bulletin Board.

There is no present public trading market for the Company’s Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.   There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities.  As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock.  Any purchasers of our securities should be in a financial position to bear the risks of losing their entire investment.

The Selling Security Holders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at $0.20 per share, until the shares are quoted on the OTC Bulletin Board, in which case the shares will be sold at market prices prevailing at the time of sale.

Investing in our stock involves substantial risks. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is: ___________________

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD LOOKING STATEMENTS	10
USE OF PROCEEDS	10
DIVIDEND POLICY	11
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	11
DILUTION	11
SELLING SHAREHOLDERS	11
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
BUSINESS AND RECENT DEVELOPMENTS	17
DESCRIPTION OF PROPERTY	18
MANAGEMENT	19
EXECUTIVE COMPENSATION	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
DESCRIPTION OF SECURITIES	22
SHARES ELIGIBLE FOR FUTURE SALE	23
PLAN OF DISTRIBUTION	23
LEGAL PROCEEDINGS	24
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
TRANSFER AGENT	25
AVAILABLE INFORMATION	25
FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

ABOUT OUR COMPANY

Except as otherwise indicated by the context, references in this report to "CH,” “CH Real Estate,” "we," "us," or "our," "Successor" and the "Company" are references to the business of CH Real Estate II, Inc. and its wholly-owned subsidiaries.

Overview

CH Real Estate II, Inc. is a real estate development company engaged in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit.  Curt Hansen founded the company and it was organized in Utah on June 29, 2010, as an LLC and incorporated on April 14, 2011 as a corporation.

Real estate development is a multifaceted business encompassing activities that range from the renovation and re-lease of existing buildings to the purchase of raw land and the sale of improved parcels to others.  Developers are the coordinators of the activities, converting ideas on paper into real property.  Real estate development is different from construction.

Developers buy land, finance real estate deals, build or have builders build projects, create, imagine, control and orchestrate the process of development from the beginning to end.  Developers usually take the greatest risk in the creation or renovation of real estate—and receive the greatest rewards. Typically, developers purchase a tract of land, determine the marketing of the property, develop the building program and design, obtain the necessary public approval and financing, build the structure, and lease, manage, and ultimately sell it. Developers work with many different counterparts along each step of this process, including architects, city planners, engineers, surveyors, inspectors, contractors, leasing agents and more.

The Company currently owns two residential properties, one in Fayetteville, North Carolina, another in Magna, Utah, which were purchased during the first quarter of 2012.

Our auditors have issued an audit opinion, which includes a statement describing their doubts about whether we will continue as a going concern.  Additionally, our financial status creates substantial doubt whether we will continue as a going concern.  As we had net losses of $65,382 and $3,906 for the year ended December 31, 2011 and the three months ended March 31, 2012, respectively, and we currently have limited assets with which to fund operations and pay for the expenses associated with complying with our reporting requirements under the federal securities laws, it is likely that we may not be able to comply with those reporting requirements, which would mean that limited information regarding the Company and our operations would not be available to investors and the public.

Company Information

CH Real Estate II, Inc. was incorporated in 2011 and will pursue purchasing and developing real estate properties in Utah and California at a discounted price.

Business Strategies

CH’s business strategies are described in greater detail on page 17.

Industry Summary

A summary of the industry can be found on page 17 of this Prospectus.

Competitive Strengths within the Industry

CH’s Competitive Strengths within the Industry are described in greater detail on page 18.

Growth Strategy

CH’s Growth Strategy is described in greater detail on page 18.

Use of Certain Defined Terms and Treatment of Stock Split

Except as otherwise indicated by the context, references in this report to:

•	"CH," "we," "us," "our," "Successor" and the "Company" are references to the combined business of CH Real Estate II, Inc. and its wholly-owned subsidiaries.
•	“Securities Act” refers to the Securities Act of 1933, as amended, and “Exchange Act” refers to the Securities Exchange Act of 1934, as amended

Commission’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Utah or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Where You Can Find Us

Our corporate headquarters are located at 175 South Main Street, Suite 1500, Salt Lake City, UT 84111. Our telephone number is (801) 739-8234.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

We may not be continually able to find properties which fit our business model.

We are continually dependent on finding properties, which fit the business model.  Any inability to find properties could materially impact our revenues and adversely impact a shareholder’s investment.

We may not be able to continue to successfully find qualified buyers.

We are continually dependent on finding qualified buyers.  Any inability to find qualified buyers could materially impact our revenues and adversely impact a shareholder’s investment.

The current economic recession has impacted our ability to find qualified buyers for our properties.

The current economic slow- down presents challenges in finding qualified buyers, as many individuals are unable to obtain or retain financing.

Our future operations may not result in such revenues or net profits. Our revenues depend on continual new business development.

While we had net profits for the year ended December 31, 2010, we had net losses of $65,382 and $3,906 for the year ended December 31, 2011 and the three months ended March 31, 2012, respectively, and we currently do not have sustainable revenues and net profits. We are continually dependent upon developing new clients for our continued revenue production and growth, and any inability to continue business development growth would materially impact our revenues and adversely impact a shareholder’s investment.

Our growth plan is based upon Management’s projection of what may happen in the future, and such predictions may not occur. Actual results may differ materially.

Our growth plan is based upon Management's projections of estimated available cash flow, expenses, revenue, revenue over profit, earnings before interest, taxes and depreciation, sales cycle time and other measures of projected economic performance. These projections are made in Management's view of what may happen in the future, and are not based upon historical projections. Projections or predictions of future events may not occur and actual results may differ materially from those expressed in or implied by Management's projections .

We will incur increased costs as a result of being a public company.

If we are able to become a public company, we will incur significant legal, accounting and other expenses. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new SEC regulations are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Also, while there is limited regulation of our business at the state and federal level, any change to such regulation could adversely affect our business. Also, our clients are often regulated, and their ability to pay us or our ability to provide services may be impacted by changes in regulation.  We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our business may be materially impacted and our reputation may be harmed.

There may be unknown risks inherent in our acquisitions of properties which could result in a material adverse effect on our business.

We will conduct due diligence with respect to any acquisition we undertake we may not be aware of all of the risks associated with any of the acquisitions. Any discovery of adverse information concerning any of these acquisitions could have a material adverse effect on our business, financial condition and results of operations. While we may be entitled to seek indemnification in certain circumstances, successfully asserting indemnification or enforcing such indemnification could be costly and time consuming or may not be successful at all.

Investors may lose their entire investment if we fail to implement our business plan.

We were incorporated in 2011.  We have a minimal demonstrable operations record, on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, a competitive market environment, and lack of brand recognition.  If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

Difficult economic conditions could harm our business.

Global, national, and local economic conditions continue to be challenging.  Although the economy appears to be recovering in some countries, it is not possible for us to predict the extent and timing of any improvement in global economic conditions.  Even with continued growth in many of our markets during this period, the economic downturn could adversely impact our business in the future by causing a decline in demand for our products, particularly if the economic conditions are prolonged or worsen. In addition, such economic conditions may adversely impact access to capital for us and may otherwise adversely impact our operations and overall financial condition.

Epidemics and other global health risks could negatively impact our business.

It is difficult to predict the impact on our business, if any, of the emergence of new epidemics, such as avian flu or H1N1 flu. However, any such events could impact our business and business operations.

Risks Relating to Regulation of Our Business and to Our Structure

Our business operations may be affected by legislative or regulatory changes.

Changes in laws and regulations or the enactment of new laws and regulations governing our business licenses or otherwise affecting our business may materially and adversely affect our business prospects and results of operations. We are not certain how the local government will implement any regulation or how it may affect our ability to compete in the real estate industry.  Accordingly, we need to conduct due diligence as to any possible regulations that might arise and substantially affect CH’s operations. Further, we need to make every effort to hedge against any government regulation, which may materially alter our business model.

Risks Associated with this Offering

If our shares are listed for trading on the OTC Bulletin Board, our shares will likely be classified as a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price less than $5.00.  Our shares would be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

There is no guarantee that our shares will be listed on the OTC Bulletin Board.  However, even if our shares are listed on the OTC Bulletin Board, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks;

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices, and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; ·increased competition; our ability or inability to generate future revenues; and market perception of the future of development of wood product manufacturing.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

We could potentially need to sell additional authorized shares in the future.  This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in CH.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in CH is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers including: disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Future legal actions would cause our costs to increase.

There are presently no legal actions pending against the Company or to which it or any of its property are subject, nor to its knowledge are any such proceedings contemplated. In the event there was any such legal action, there would be costs of defense that would be variable. The Company anticipates a general increase in legal counsel cost going forward due to the increased compliance costs of running a public company and the legal work that may be necessary for implementing the Company’s business plan of expansion.

The financial projections herein are based on assumptions which may not actually occur.

The financial projections contained in this Prospectus are based on certain assumptions and estimates and, although the Company believes there is a reasonable basis for the assumptions and estimates upon which the projections are based, there can be no assurance that the revenues stated therein will be attained or that expenses will not be higher than estimated.  Much of the information contained in the projections is based on assumptions and estimates that are subject to variations that could be beyond the control of the Company and could have a substantially adverse effect on the performance and profitability of the Company. Accordingly, no representation is or can be made as to the future operations or the amount of any future income or loss of the Company. In addition, the projections were prepared by management and have not been reviewed by any independent certified public accountant.  Each investor should consult his own attorney, accountant or other advisors concerning an investment in the Company.

In the event of an investor’s life crisis, the Board may not buy back shares from the investor.

If crisis occurs, such as death of investor spouse or family member, at the request of the investor, Board of Directors may meet to discuss the possibility of buying back shares from investor, but is not required to do so.

There may be deficiencies with our internal controls that require improvements, and we will be exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002 in the event we become a fully reporting company.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404a of the Sarbanes-Oxley Act of 2002. Under the supervision and with the participation of our management, we have evaluated our internal controls systems in order to allow management to report on, and our registered independent public accounting firm to attest to, our internal controls, as required by Section 404a of the Sarbanes-Oxley Act. We have performed the system and process evaluation and testing required in an effort to comply with the management certification and auditor attestation requirements of Section 404a. As a result, we have incurred additional expenses and a diversion of management’s time. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

Trends, risks and uncertainties.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all such risk factors before making an investment decision with respect to our Common Stock.

EARNINGS TO FIXED CHARGES

In accordance with §229.10(f) and §229.503(d), a registrant, such as ourselves, that qualifies as a smaller reporting company need not comply with this item.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

Each of the Selling Security Holders will receive all of the net proceeds from the sale of shares by that shareholder.  We will not receive any of the net proceeds from the sale of the shares.  The Selling Security Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Security Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Security Holders in offering or selling their shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including without limitation blue sky registration and filing fees, and fees and expenses of our legal counsel and accountants.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA ,  for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that our stock will ever be listed on the OTC Bulletin Board or that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Holders of Our Common Stock

As of the date of this registration statement, we have 32 shareholders of record and 10,000,000 shares issued and outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

We have not reserved any securities for issuance under any equity compensation plan, as we currently have not adopted any equity compensation plan.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.20 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth, and it may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

We have a positive net tangible book value of $0.0018 per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

The founder acquired shares at an average cost of $0.0003 per share, whereas outside investors will pay a price of $0.20 per share. Further, as the Company will not retain the proceeds of this offering, the Company’s net tangible book value per share will decrease to $0.0011 per share as a result of the offering. Therefore, outside Investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company's Common Stock after completion of this Offering, or dilution of $0.1989 per share, and the net tangible book value decrease attributable to the offering is $0.0007 per share.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of December 31, 2011, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Security Holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. At inception, the Company issued to the majority shareholder 9,600,000 of the outstanding shares for initial funding in the amount of $2,500.  The remaining shares were issued to certain Selling Shareholders for services rendered or were offered and sold to the Selling Security Holders at a purchase price of $0.20 per share in fully subscribed private placements made from inception through December 31, 2010 pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act.

The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holder		Common Shares owned by Selling Security Holder	Common Shares deemed beneficially owned by Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering (1)
Last name	First name				# of Shares	% of Class
Hansen (2)	Curt	9,600,000	9,602,500	960,000	8,640,000	86.4%
Doron (3)	Michael	172,500	185,000	172,500	0	0.0%
Rees (4)	David	150,000	157,500	150,000	0	0.0%
Hansen (2)	Curt	2,500	See above	2,500	0	0.0%
Hansen	Danny	2,500	2,500	2,500	0	0.0%
Hansen (5)	Michael	2,500	5,000	2,500	0	0.0%
Hansen (6)	Patricia	2,500	5,000	2,500	0	0.0%
Wagner	Susan	2,500	2,500	2,500	0	0.0%
Rasmussen (7)	Teri	2,500	5,000	2,500	0	0.0%
Rasmussen (8)	Brent	2,500	5,000	2,500	0	0.0%
Adams	Ned	2,500	2,500	2,500	0	0.0%
Evolution Capital , LLC (9)		2,500	0	2,500	0	0.0%
M E Dancy Consulting Services, Inc. (10)		2,500	0	2,500	0	0.0%
Yorkshire Consulting, LLC (11)		2,500	0	2,500	0	0.0%
DDR & Associates , LLC (12)		2,500	0	2,500	0	0.0%
Covalence Solutions, LLC (13)		5,000	0	5,000	0	0.0%
Doron (3)	Michael	2,500	See above	2,500	0	0.0%
Dancy (14)	Michael	2,500	7,500	2,500	0	0.0%
Chandler (15)	Chase	2,500	5,000	2,500	0	0.0%
Hahn	Thomas	2,500	2,500	2,500	0	0.0%
Barozzino	Lidia	2,500	2,500	2,500	0	0.0%
Legurska	Albina Jordanova	2,500	2,500	2,500	0	0.0%
Ivanov	Nikolay Genchev	2,500	2,500	2,500	0	0.0%
Stereva	Yordaura Rusanova	2,500	2,500	2,500	0	0.0%
Rees (4)	David	2,500	See above	2,500	0	0.0%
Demmons	Lisa	2,500	2,500	2,500	0	0.0%
Jones	Callie	2,500	2,500	2,500	0	0.0%
DJDM (16)		2,500	0	2,500	0	0.0%
Wagner (17)	Krista	2,500	5,000	2,500	0	0.0%
Invest in Utah (18)		2,500	0	2,500	0	0.0%
Vincent & Rees (19)		2,500	0	2,500	0	0.0%
Hansen	Ann	2,500	2,500	2,500	0	0.0%
Transon	Paul	2,500	2,500	2,500	0	0.0%
Total Outstanding Common Stock		10,000,000		1,360,000	8,640,000	86.4%

(1)

Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 10,000,000 shares of common stock issued and outstanding as of March 31, 2012.

(2)

Curt Hansen received 9,600,000 shares at founding for initial funding, and 2,500 shares subsequently for a cash subscription.  Curt Hansen has been CEO of the Company since founding and has been a director of the Company since its incorporation.

(3)

Michael Doron received 172,500 shares as compensation for services and 2,500 shares for a cash subscription.  Additionally, Mr. Doron has voting power over, and therefore beneficially owns, 2,500 shares held in the name of Evolution Capital, LLC, 2,500 shares held in the name of Covalence Solutions, LLC, 2,500 shares held in the name of DJDM, and 2,500 shares held in the name of DDR & Associates, LLC.

(4)

David Rees received 150,000 shares as compensation for services and 2,500 shares for a cash subscription.  Additionally, Mr. Rees has or shares voting power over, and therefore beneficially owns, 2,500 shares held in the name of Vincent & Rees, and 2,500 shares held in the name of DDR & Associates, LLC.

(5)

Michael Hansen beneficially owns 2,500 shares held in his name and 2,500 shares held in the name of his spouse, Patricia Hansen.  Michael Hansen has been a director of the Company since its incorporation.

(6)

Patricia Hansen beneficially owns 2,500 shares held in her name and 2,500 shares held in the name of her spouse, Michael Hansen.

(7)

Teri Rasmussen beneficially owns 2,500 shares held in her name and 2,500 shares held in the name of her spouse, Brent Rasmussen.

(8)

Brent Rasmussen beneficially owns 2,500 shares held in his name and 2,500 shares held in the name of his spouse, Teri Rasmussen.

(9)

Evolution Capital, LLC is managed by Michael Doron, who has voting power over the stock held in its name.

(10)

M E Dancy Consulting Services, Inc. is managed by Michael Dancy, who has voting power over the stock held in its name.

(11)

Yorkshire Consulting, LLC is managed by Chase Chandler, who has voting power over the stock held in its name.

(12)

DDR & Associates, LLC is managed by Michael Doron, David Rees, and Michael Dancy, who share voting power over the stock held in its name.

(13)

Covalence Solutions, LLC is managed by Michael Doron, who has voting power over the stock held in its name.

(14)

Michael Dancy beneficially owns 2,500 shares held in his name and has or shares voting power over, and therefore beneficially owns, 2,500 shares held in the name of M E Dancy Consulting Services, Inc., and 2,500 shares held in the name of DDR & Associates, LLC.

(15)

Chase Chandler beneficially owns 2,500 shares held in his name and has voting power over, and therefore beneficially owns, 2,500 shares held in the name of Yorkshire Consulting, LLC.

(16)

DJDM is managed by Michael Doron, who has voting power over the stock held in its name.

(17)

Krista Wagner beneficially owns 2,500 shares held in her name and has voting power over, and therefore beneficially owns, 2,500 shares held in the name of Invest in Utah.

(18)

Invest in Utah is managed by Krista Wagner, who has voting power over the stock held in its name.

(19)

Vincent & Rees is managed by David Rees, who has voting power over the stock held in its name.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application, and there is no guarantee that such application would ever be approved.    The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.20 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.20 has been determined arbitrarily.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.

Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post - effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Overview of Earnings for the three months ended March 31, 2012

The Company had no earnings for the three months ended March 31, 2012.  The Company incurred operating expenses of $4,529. The Company anticipates that general and administrative expenses will increase as it will incur professional expenses related to the preparation and other compliance requirements associated with its public filings.

Overview of Earnings for the three months ended March 31, 2011

The Company had no earnings for the three months ended March 31, 2011.  The Company incurred operating expenses of $68,129, which included $64,500 of a non-cash expenditure of stock-based compensation.

Overview of Earnings for the period ended December 31, 2011:

The Company had no earnings for the year ended December 31, 2011.  The Company incurred operating expenses of $68,515, which included $64,500 of a non-cash expenditure of stock-based compensation.  The Company anticipates that general and administrative expenses will increase as it will incur professional expenses related to the preparation and other compliance requirements associated with its public filings.

Overview of Earnings for the period ended December 31, 2010

While the Company purchased and sold only one property in 2010, it was financed by its founder and additional funds may be available from the founder should the right opportunity arise. However, we have not entered into an agreement with him to do so nor have we determined the terms that would constitute.  Accordingly, Mr. Hansen is not obligated to provide any funds to the Company, and there is no guarantee that the Company will raise any additional funds.

The sale of our property resulted in net proceeds from closing of $105,916.   The basis of the property was $90,540, which included closing cost, repairs and other improvements in readiness to sell.  This resulted in a net profit from this transaction of $15,376.

We incurred general and administrative expenses, in the amount of $4,947 for the formulation of the company and costs associated with the public offering, primarily professional and consulting expense.  Interest, in the amount of $1,456 has been accrued on the advances from our shareholder.  Income taxes for federal and state have been accrued on our profit from this sale.

Plan of Operations

During the first quarter of 2012, the Company purchased two residential properties, one in Fayetteville, North Carolina, and another in Magna, Utah.  The Company currently intends to sale these properties for a profit.  The company intends to use the proceeds of any sales to partially retire liabilities, beginning with outstanding interest on its related party debt and then principal on that debt, as well as to purchase additional properties.  The Company intends to seek additional capital from its founder and raise additional capital through private equity financing and/or debt financing if necessary.  The first approximately $115,000 in additional capital (raised from outside sources, its founder, or from the proceeds of the sale of its current inventory of properties), will be used to retire existing debt with the founder and/or acquire additional properties, depending upon management’s analysis of the amount by which the subject properties are determined to be priced below their intrinsic value.  Additional funds will used to purchase additional properties.  The Company expects to liquidate its current inventory of properties during the next six months and hopes to raise approximately $100,000 during such time.  If the Company is unable to do so and locates properties that it determines offer an attractive risk-reward ratio, it will be forced to borrow funds from its founder or from outside sources on terms it considers less attractive.  During the next six months, the Company anticipates that it will incur minimal operating expenses aside from the accounting and EDGAR filing expenses associated with being a public company.

Liquidity and Capital Resources

The Company, as of March 31, 2012, had cash and cash equivalents of $11,559, with which to continue its operations.  Our cash flows from operations have used $134,441 and $3,616 for the three months ended March 31, 2012 and 2011, respectively and $121,031 since inception through March 31, 2012.  The Company’s management believes that it is in position to fund its operation for the near term.   Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek financing via private equity investment and debt financing if necessary.  Such equity investment would necessarily require the issuance of additional capital stock.  We have not identified any potential lenders other than our founder who has loaned us funds in the past.   We believe we can currently satisfy our cash requirements for the next twelve months with our current cash and expected revenues.  Additionally, we may secure additional funds, for our growth, through our private placement of common stock.  Management plans to increase the number of properties for the purpose of achieving a stream of revenue through rental properties.  We believe that this plan will sustain future operational growth.

Completion of our plan of operation is subject to attaining adequate and continued revenue. We cannot assure investors that adequate rents and proceeds from out real estate transactions will be generated.  In the absence of our anticipated rents and proceeds from sales, we believe that we will be able to proceed with our plan of operations.  Even without significant revenues within the next twelve months, based on our current cash position, we anticipate being able to continue with our present activities.  Although we believe we currently are adequately financed, we may require additional financing for sales and marketing objectives to achieve our goal of sustained profit, revenue and growth.

In the event we are not successful in reaching our sustained revenue targets, we anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our property transactions to cover our operating expenses. Consequently, there remains the possibility that the Company may not continue to operate as a going concern in the long term.  As described in our market risks, we are subject to many factors.  Some of which involve factors outside of management’s controls, including interest rates, our ability to attain adequate financing for our property purchases, our ability to hire and retain skills necessary for the repairs of our assets, as well as other factors.  Additionally, we benefit from the current market conditions of a high inventory of real estate properties and few buyers, resulting in what we believe is a below normal market price.  We do expect market conditions to change, which will affect our profitability as the market becomes more competitive.

We have been funded solely by our majority shareholder for our initial purchase. These funds were necessary for our purchase. We do not have any agreement or written commitment for continued support in our efforts to grow our business plan.

Management believes that current revenue generated and recent investment commitment provides the opportunity for the Company to continue as a going concern and fund the strategic plan.

Subsequent Events

We have reviewed all events subsequent to our report date and do not have any material transactions or events requiring disclosure.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

Refer to the notes to the financial statements for a complete description of recent accounting standards which we have not yet been required to implement and may be applicable to our operation, as well as those significant accounting standards that have been adopted during 2010.

BUSINESS AND RECENT DEVELOPMENTS

CH Real Estate II, Inc. is a real estate company engaged in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit.  Curt Hansen founded the company and it was organized in Utah on June 29, 2010 as an LLC and incorporated on April 14, 2011.

Competitive Business Conditions within the Industry

The Company’s founder, Chief Executive Officer and Chief Financial Officer, Curt Hansen, has been involved in the real estate investment industry for over 15 years.  He has seen the market at a reasonable absorption rate (meaning the real estate available has a 3 to 6 month resale time on average) to the current poor market absorption rate of 6 months or longer. He also has the ability to identify below - market opportunities.  The current market conditions provide an ideal period to acquire rental properties to buy and hold for future resale.  Competition is limited due to the high amounts of supply relative to the low amounts of demand.

Customers

Our primary customers are middle-class individuals, and first-time homebuyers.  Our demographics include individuals seeking to purchase homes from $70,000 to $200,000.

Government Approval of Principal Products or Services

There are no principal products or services, which require government approval as all of our principal products and services comply with government regulations.

Effect of Existing Governmental Regulation on our Business

There is no regulation of this specific type of business other than the normal business restrictions that apply to all businesses. Included in normal business restrictions is the effect of interest rates on our financing, investment properties, and potential real estate purchasers and sellers.

Number of Total Employees and Part-Time Employees

We currently employ 2 employees in the United States.  Both employees, Curt Hansen and Mike Hansen, are managers of our Company.  In addition to this, the Company employs four subcontractors.

Business Strategies

CH’s business strategy is to take advantage of the current low prices in the real estate market.  CH attempts to purchase distressed properties, keeping them as rentals, and/or renovating them to sell at a profit.

Industry Summary

The Utah real estate market is still decreasing in number of homes sold, although the prices are remaining steady.  The national real-estate market is still in a weakened state and will likely remain this way until there is a reduction in unemployment.  CH’s competes within this industry, specializing in rental management and turnaround.

Competitive Strengths within the Industry

The Company relies on Mr. Hansen’s personal expertise and experience in the real estate industry. The Company has many ties to the Utah community and has cultivated relationships with individuals and companies there.

An important strength of the Company lies in its and its founder’s relationships with vendors, agents, and customers. CH seeks properties from and advertises and markets to parties with whom the founder has done business in the past.

Growth Strategy

The Company’s main priorities and strategies for future growth include: (i) the use of new and competitive business strategies, and (ii) the use of new and competitive sales models.  Through the use of new strategies and sales models , we hope to expand our properties to include not only those in Salt Lake City, but also those in other parts of Utah.  We also hope to explore commercial real estate opportunities in California and other states.

The Company is currently financed by its founder, and additional capital may be available from the founder.  Upon the effectiveness of the registration statement of which this prospectus forms a part, the Company intends to seek additional equity and debt capital from private investors, and will use such capital to invest in more investment opportunities as well as to look for different leveraging opportunities to purchase more properties.

Primary Business Strategy

Our primary business strategy is to take advantage of the current low prices in the real estate market.  We hope to purchase distressed properties, keeping them as rentals, and/or renovating them to sell at a profit.   We will make a determination based on our management’s real estate investment experience as to which option offers the best risk-reward potential.  The decision may also be effective by time listed as compared to average days listed in each market.  The longer a subject property is listed for sale without being sold, the more likely it will be that management will convert the property into a rental, either temporarily or permanently.  Although we have no experience renting properties, our CEO does, and he will be able to facilitate that process.   Through excellent vendor and customer relations and recommendations, marketing, and advertising, we hope to become an industry leader in Utah.

Sales Model

Our sales model is to continue to advertise and market to parties with whom the founder has done business in the past, as well as marketing properties through typical real estate listings with local real estate brokerages with whom we or our founder have worked with in the past.

Recent Developments

During the first quarter of 2012, the Company purchased the following two residential properties:  345 Westwater Way, Fayetteville, North Carolina; and 8779 West 3100 South, Magna, Utah.  As of March 31, 2012, we had not identified any other properties for acquisition or lease.  We intend to purchase additional properties as available funds permit.

Principal Executive Offices

Our corporate headquarters are located at 175 South Main Street, Suite 1500, Salt Lake City, Utah, 84111.  Our telephone number is (801) 739-8234.

DESCRIPTION OF PROPERTY

The Company does not lease any real property.  The Company’s corporate headquarters are located at 175 South Main Street, Suite 1500, Salt Lake City, Utah, 84111.  The space is provided to us by our investors, Michael Doron and David Rees, and the entities controlled by them.   The Company currently does not pay any rental fees for the use of this space.  The Company feels this space is sufficient until the Company commences full operations.  The main telephone number is (801) 739-8234.

The Company owns the following residential properties purchased during the first quarter of 2012: (1) 345 Westwater Way, Fayetteville, North Carolina; and (2) 8779 West 3100 South, Magna, Utah.

MANAGEMENT

The directors and executive officers of the Company are:

Name	Age	Position
Curt Hansen Mike Hansen	49 45	Director, President, CEO and CFO Director, Treasurer

Curt Hansen, 49, was born in the United States.  Mr. Hansen has extensive experience in many areas of real estate.  These areas include buying, renovating and selling real estate for profit, as well as lending funds to other investors for similar purposes.  This process requires having the ability to identify and evaluate real estate, have current knowledge of the market and being able to acquire distressed properties.  In addition to being profitable buying and selling real estate, Mr. Hansen has expert knowledge in managing rental properties.   For over twenty - four years, Mr. Hansen has worked on buying and remodeling houses, duplexes, fourplexes and larger projects.  At times he has owned as many as 52 rental units and nineteen buildings.  For several years Mr. Hansen has been a private money lender, where he leveraged his experience as a real estate entrepreneur to financially assist other investors in their efforts to make a profit in buying and selling properties. Mr. Hansen has been able to lend over $1,000,000 to investors located in Alaska, Utah, Colorado, Montana and Bulgaria. During the past five years, Mr. Hansen has been self-employed as a real estate and general business investor, locating, buying, selling, and managing real estate, and making other strategic debt and equity investments.

The Company believes that Mr. Hansen’s extensive experience in the real estate investment and development industries provides him crucial insight into market opportunities and the nuances of the development process, and that this experience, along with his entrepreneurial spirit, makes him a valuable member of the Company’s board of directors.

Mike Hansen, 45, was born in the United States.  Mike Hansen is a seasoned real estate veteran who has been investing in real estate since 1984. He graduated from Colorado Mountain Collage in 1986 with a degree in solar retrofit technology, and is currently employed as a Program Manager for Housing Resources of Western Colorado where he has worked since 1987 and which provides low-income customers with self-help housing, housing rehabilitation, weatherization, and rental services.  As a Program Manager, he has assisted real estate purchasers, renters, and homeowners with locating suitable properties, finding financing, and building and/or improving their homes.  Additionally, for the past 15 years, he has been Mr. Curt Hansen’s right hand man on many of Mr. Curt Hansen’s real estate projects ..

The Company believes that Mr. Hansen’s extensive real estate investment experience and experience working alongside Mr. Curt Hansen in the real estate industry makes him a valuable member of the Company’s board of directors.

None of our directors qualify as “independent” as that term is defined under the applicable rules and regulations of the SEC, meaning that our directors may have business interests in the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  We believe that the members of our executive team are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material income to date.  In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Prospectus.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office or until his successor has been elected and qualified in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified.  There are no agreements with respect to the election of Directors.  Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors.  We do not have any standing committees.  Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have an audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Certain Legal Proceedings

No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Compliance with Section 16(A) Of the Exchange Act.

Upon the effectiveness of this Registration Statement, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Code of Ethics

The Board of Directors has established a written code of ethics that applies to the Company’s officers. A copy of the Code of Ethics is filed as Exhibit 14.1.

EXECUTIVE COMPENSATION

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the year ended December 31, 2010:

Summary Compensation Table
Name &Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	All Other Compen- sation ($)	Total ($)

Curt Hansen	2011	0	0	0	0	0	0	0
Director, President, CEO & CFO	2010	0	0	0	0	0	0	0
Mike Hansen	2011	0	0	0	0	0	0	0
Director, Treasurer	2010	0	0	0	0	0	0	0

(1)  The stock awards set forth on this table were issued for services rendered to the Company by the executives. This dollar estimate is based on the fair market value at the date of grant at the close of business in accordance with ASC 718-20 (formerly SFAS No. 123R, Share-Based Payment).

Employment Agreements

The Company has no formal employment agreements.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Mr. Curt Hansen	0	0	0	0	0	0	0
Mr. Mike Hansen	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of  March 31, 2012 for:

●

each of our executive officers and directors;

●

all of our executive officers and directors as a group; and

●

any other beneficial owner of more than 5% of our outstanding Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Curt Hansen 175 South Main Street, 15th Floor, Salt Lake City, UT 84111	9,605,000	96.05%
Common Stock	Mike Hansen 2851 B ½ Rd. Grand Junction, CO 81503	5,000	0.05%
Common Stock	Officers and Directors	9,610,000	96.1%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The majority shareholder has advanced funds to the Company, as necessary.  As of March 31, 2012 and December 31, 2011, the loan balance was $114,590 and $77,590, respectively.   The Company is currently accruing interest on the loan balance at a rate of 3% per annum. The total accrued interest is $4,992 and $4,369 as of March 31, 2012 and December 31, 2011, respectively.

Other than as previously disclosed, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-

The officers and directors;

-

Any person proposed as a nominee for election as a director;

-

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

-

Any relative or spouse of any of the foregoing persons who have the same house as such person.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 Common Shares, no par value per share.

Common Stock

As of March 31, 2012, 10,000,000 shares of Common Stock are issued and outstanding. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  The presence, in person or by proxy, of shareholders holding at least fifty-one (51%) percent of the shares entitled to vote shall be necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

None.

Warrants

None.

Options

None.

Registration Expenses

All fees and expenses incident to the registrations will be borne by us whether or not any securities are sold pursuant to a registration statement.

OTC Bulletin Board

Our common stock is not currently traded in the over-the-counter market.  The Company plans to file a Form 211 and to apply for a symbol on the Over-The-Counter Bulletin Board, but there is no guarantee that our stock will ever be listed on the Over-The-Counter Bulletin Board.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corporation.  It is located at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.  Its phone number is (801) 274-1088.  Its facsimile number is (801) 274-1099.  Its e-mail is justblank2000@yahoo.com.  Its website is www.actionstocktransfer.com.

SHARES ELIGIBLE FOR FUTURE SALE

As of March 31, 2012, we had outstanding 10,000,000 shares of common stock.

Shares Covered by this Prospectus

All of the 10,000,000 shares of Common Stock being registered in this offering may be sold without restriction under the Securities Act.

Rule 144

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met.  Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

PLAN OF DISTRIBUTION

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this prospectus is declared effective by the Commission;

•

broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of our common stock. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

We are not presently a party to any litigation, nor to our knowledge and belief is any litigation threatened or contemplated.

The validity of the common stock being offered by this prospectus will be passed upon for us by Vincent & Rees, of Salt Lake City, Utah, which has acted as our counsel in connection with this offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our legal counsel, Vincent & Rees, has received 150,000 shares of our common stock in exchange for legal services performed, with such shares and services valued at $30,000. An additional 12,500 shares of our common stock have been issued to Vincent & Rees, its managing partner, and its associates for cash and all 162,500 of those shares are being registered under this registration statement.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corporation.  It is located at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.  Its phone number is (801) 274-1088.  Its facsimile number is (801) 274-1099. Its e-mail is justblank2000@yahoo.com.  Its website is www.actionstocktransfer.com.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement.

We will also be subject to the informational requirements of the Exchange Act upon the registration statement’s effectiveness, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

CH REAL ESTATE II, INC.

Consolidated Financial Statements

For the years ended December 31, 2011 and 2010 and for

the period June 29, 2010 (date of inception) through December 31, 2011

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor , FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

CH Real Estate II, Inc.

I have audited the consolidated balance sheets of CH Real Estate II, Inc. and its subsidiary as of December 31, 2011 and 2010 and the related statement of operations, changes in stockholders’ equity, and cash flows for the years then ended and for the period June 29, 2010 (date of inception) through December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management.  My responsibility was to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements, referred to above, present fairly, in all material respects, the consolidated financial position of CH Real Estate II, Inc. and its subsidiary as of December 31, 2011 and 2010, and the consolidated results of its operations and its consolidated cash flows for the years then ended and for the period June 29, 2010 (date of inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

January 29, 2012

CH Real Estate II, Inc. (A Development Stage Company)
Consolidated Balance Sheet

	December 31,	December 31,
	2011	2010

ASSETS
Current Assets
Cash and cash equivalents	$109,000	$111,269
Total Current Assets	109,000	111,269

TOTAL ASSETS	$109,000	$111,269

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$8,619	$6,006
Payables, related parties	77,590	97,090
Total Current Liabilities	86,209	103,096

TOTAL LIABILITIES	86,209	103,096

Stockholders' Equity
Common stock: 100,000,000 authorized; no par value 10,000,000 and 9,600,000 shares issued and outstanding, respectively
	82,500	2,500
Accumulated deficit, retained earnings, during development stage	(59,709)	5,673
Total Stockholders' Equity	22,791	8,173

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$109,000	$111,269

See auditors’ report and notes to financial statement.

CH Real Estate II, Inc.
(A Development Stage Company)
Consolidated Statement of Operations
			June 29, 2010
	For the Years Ended		(inception)
	December 31,		December 31,
	2011	2010	2011

Sale of property	$-	$105,916	$105,916
Basis and costs of property	-	90,540	90,540
Revenues	-	15,376	15,376

Operating Expenses
Stock based compensation	64,500	-	64,500
General and administrative expenses	4,015	4,947	8,964
Total operating expenses	68,515	4,947	73,462

Net income (loss) from operations	(68,515)	10,429	(58,086)

Other income (expense)
Interest income (expense), net	(2,167)	(1,456)	(3,623)
Other income	2,000	-	2,000
Income tax benefit (expense)	3,300	(3,300)	-

NET INCOME (LOSS)	$(65,382)	$5,673	$(59,709)

Basic and diluted loss per share	$0.00	$0.00
Weighted average number of shares outstanding
	9,920,000	9,600,000

See auditors’ report and notes to financial statement.

CH Real Estate II, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance as of January 1, 2009	9,600,000	$2,500	$-	$2,500

Net income	-	-	5,673	5,673

Balance as of December 31, 2010	9,600,000	2,500	5,673	8,173

Common shares issued for cash, March 2011, $.20 per share	77,500	15,500	-	15,500

Common shares issued for services, March 2011, $.20 per share	322,500	64,500	-	64,500

Net loss	-	-	(65,382)	(65,382)

Balance, December 31, 2011	10,000,000	$82,500	$(59,709)	$22,791

See auditors’ report and notes to financial statement.

CH Real Estate II, Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows

			29-Jun-10
			(inception) to
	December 31,		December 31,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(65,382)	$5,673	$(59,709)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Stock based compensation	64,500	-	64,500
Changes in assets and liabilities:	-	-	-
Accounts payable and accrued expenses	2,613	6,006	8,619
Net Cash Provided by (Used in) Operating Activities	1,731	11,679	13,410

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related parties	(19,500)	97,090	77,590
Issuance of common stock	15,500	2,500	18,000
Net Cash Provided by (Used in) Financing Activates	(4,000)	99,590	95,590

Net increase (decrease) in cash and cash equivalents	(2,269)	111,269	109,000
Cash and cash equivalents, beginning of period	111,269	-	-
Cash and cash equivalents, end of period	$109,000	$111,269	$109,000

Supplemental Cash Flow Information
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See auditors’ report and notes to financial statement.

CH REAL ESTATE II, INC.

Notes to the Consolidated Financial Statements

For the periods ended December 31, 2011 and 2010 and the period

June 29, 2010 (date of inception) through December 31, 2011

Note 1:

Background Information and Summary of Significant Accounting Policies

Background Information

CH Real Estate II, Inc. (the "Company") was incorporated in the State of Utah on April 14, 2011, as the successor to operations as CH Real Estate, LLC, which was organized in the State of Utah on June 29, 2010 (date of inception).  CH Real Estate II, Inc. is a real estate development company engaged in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit.

Significant Accounting Policies

The significant accounting policies followed are:

FASB Codification:

In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of consolidated financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in our Form S-1 now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Basis of Presentation and the Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Principles of Consolidation:

The financial statements include the accounts of CH Real Estate II, Inc. and CH Real Estate, LLC.  All intercompany transactions have been eliminated.

Financial instruments:

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the period end.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

On June 29, 2010 (date of inception), the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s consolidated financial statements.

Cash and Cash Equivalents:

Cash is to be maintained with a major financial institution in the United States.  Deposits with this bank, at times, may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Common Stock:

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and Cost Recognition:

The Company may derive revenue from rents or through the purchase and sales of real estate properties.  Rents are to be accrued when earned, generally through the passage of time. Revenue from the sales of property is recognized upon the closing of the real estate transaction and all rights have been assigned and title transfers.  Costs are accumulated and recognized as expense in the period that the sale is complete.

Advertising Costs:

The Company’s policy regarding advertising is to expense advertising when incurred.  There have been no advertising expenses incurred during period.

Share Based Payments:

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the consolidated financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company has not issued shares as compensation in the current period, however may consider in future periods for employee services.

The Company may issue restricted stock to consultants for services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has not issued any shares as compensation in the periods presented

Income Taxes:

The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method.  Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.  A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Earnings (Loss) Per Share:

Basic loss per share is computed by dividing net earnings (loss) attributable to common stockholders by the weighted average common shares outstanding for the period.  Diluted earnings per share are computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.  The Company does not have any potentially dilutive common shares outstanding.

Subsequent Events:

Subsequent events have been evaluated through the date that the consolidated financial statements were available to be issued, which is the date of filing.

Note 2:

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”, which requires that comprehensive income be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The standard also requires entities to disclose on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net earnings. This standard no longer allows companies to present components of other comprehensive income only in the statement of equity. This standard is effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance has not had a significant impact on the Company’s financial statements other than the prescribed change in presentation.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future consolidated financial statements.

Note 3:

Income Taxes

The Company did not have any temporary differences for the period ended December 31, 2011 and 2010. The current provision reflects current income taxes.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the short year ending December 31, 2010 (year of inception).  The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the years ended December 31, 2011 and 2010.

Note 4:

Related Party Transactions

At inception, the Company has issued 9,600,000 shares of restricted common stock to the majority shareholder for initial funding, in the amount of $2,500.

The Company does not have employment contracts with its sole off ic er and director, who is the majority shareholder.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in additional business opportunities that become available.  A conflict may arise in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We depend on our sole officer and director, to provide the Company with the necessary funds to implement our business plan, as necessary.  The Company does not have a funding commitment or any written agreement for our future required cash needs.

The majority shareholder has advanced funds, as necessary.  These advances are considered temporary in nature and are payable on demand.   There is no formal document describing the terms of this arrangement (maturity date and interest rates).  As of December 31, 2011 and 2010, the loan balance was $77,590 and $97,090, respectively.   The Company currently is accruing interest on the loan balance at a rate of 3% per annum. The total accrued interest is $4,369 and $1,456 as of December 31, 2011 and 2010, respectively.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

Note 5:

Equity

The Company has been authorized to issue 100,000,000 common shares, no par value.  Common shares are entitled to one vote per share.

As described above, on June 29, 2010, the Company issued 9,600,000 shares of its common stock to the officer and director of the Company in exchange for $2,500.

In March 2011 the Company received $15,500 in cash for the issuance of 77,500 shares of common stock at $.20 per share for gross proceeds in the amount of $15,500.

In March 2011 the Company issued 322,500 shares to consultants for services rendered. Shares were valued at the then fair market value of $.20 per share, for a total value of $64,500, which was expensed as stock - based compensation.

CH Real Estate II, Inc.
A Development Stage Company
Consolidated Balance Sheets

	March 31,	December 31,
	2012	2011
	(unaudited)

ASSETS

Current assets
Cash	$11,559	$109,000
Investment in real estate	130,535	-

Total current assets	142,094	109,000

Total assets	$142,094	$109,000

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$9,242	$8,619
Payables, related parties	114,590	77,590

Total current liabilities	123,832	86,209

Total liabilities	123,832	86,209

Commitments and contingencies (Note 8)

Shareholders' equity
Common stock, 100,000,000 shares authorized; no par value 10,000,000 shares issued and outstanding, respectively
	82,500	82,500
Accumulated deficit, retained earnings, during development stage	(64,238)	(59,709)

Total shareholders' equity	18,262	22,791

Total liabilities and shareholders' equity	$142,094	$109,000

See accompanying notes to unaudited consolidated financial statements

CH Real Estate II, Inc.
A Development Stage Company
Consolidated Statements of Operations
(unaudited)

			June 29, 2010
	For the Three Months Ended		(inception)
	March 31,		March 31,
	2012	2011	2012

Sale of property	$-	$-	$105,916
Basis and costs of property	-	-	90,540

Revenues	-	-	15,376

Operating expenses
Stock-based compensation	-	64,500	64,500
General and administrative expenses	3,908	3,629	12,870

Total operating expenses	3,908	68,129	77,370

Income (loss) from operations	(3,908)	(68,129)	(61,994)

Other income (expense)
Interest income (expense), net	(621)	(13)	(4,244)
Other income	-	-	2,000
Income tax benefit (expense)	-	(2,473)	-
Total other income (expense), net	(621)	(2,486)	(2,244)

Net income (loss)	$(4,529)	$65,643	$(64,238)

Basic and diluted net loss per share	$(0.00)	$0.01

Weighted average shares outstanding - basic and diluted
	10,000,000	9,675,556

See accompanying notes to unaudited consolidated financial statements

CH Real Estate II, Inc.
A Development Stage Company
Consolidated Statements of Cash Flows
(unaudited)

			June 29, 2010
	For the Three Months Ended		(inception) to
	March 31,		March 31,
	2012	2011	2012

Cash flows used in operating activities:
Net loss	$(4,529)	$(65,643)	$(64,238)
Adjustments to reconcile net loss to net cash used in operations:
Stock-based compensation	-	64,500	64,500
Changes in operating assets and liabilities:
Investment in real estate	(130,535)	-	(130,535)
Accounts payable and accrued expenses	623	(2,473)	9,242
Net cash used in operating activities	(134,441)	(3,616)	(121,031)

Cash flows from financing activities:
Advances from related parties	37,000	(35,771)	114,590
Issuance of common stock	-	15,500	18,000
Net cash provided by financing activities	37,000	(20,271)	132,590

Net increase (decrease) in cash	(97,441)	(23,887)	11,559

Cash at beginning of period	109,000	111,269	-

Cash at end of period	$11,559	$87,382	$11,559

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-

Cash paid for taxes	$-	$-	$-

See accompanying notes to unaudited consolidated financial statements.

CH REAL ESTATE II, INC.

Notes to the Consolidated Financial Statements

For the period ended March 31, 2012

Note 1:

Background Information and Summary of Significant Accounting Policies

Background Information

CH Real Estate II, Inc. (the "Company") was incorporated in the State of Utah on April 14, 2011, as the successor to operations as CH Real Estate, LLC, which was organized in the State of Utah on June 29, 2010 (date of inception).  CH Real Estate II, Inc. is a real estate development company engaged in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit.

Significant Accounting Policies

The significant accounting policies followed are:

FASB Codification:

 In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of consolidated financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in our Form S-1 now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Basis of Presentation and the Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Principles of Consolidation:

The financial statements include the accounts of CH Real Estate II, Inc. and CH Real Estate, LLC.  All intercompany transactions have been eliminated.

Financial instruments:

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the period end.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

On June 29, 2010 (date of inception), the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s consolidated financial statements.

Cash and Cash Equivalents:

Cash is to be maintained with a major financial institution in the United States.  Deposits with this bank, at times, may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Common Stock:

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and Cost Recognition:

The Company may derive revenue from rents or through the purchase and sales of real estate properties.  Rents are to be accrued when earned, generally through the passage of time. Revenue from the sales of property is recognized upon the closing of the real estate transaction and all rights have been assigned and title transfers.  Costs are accumulated and recognized as expense in the period that the sale is complete.

Advertising Costs:

The Company’s policy regarding advertising is to expense advertising when incurred.  There have been no advertising expenses incurred during period.

Share Based Payments:

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the consolidated financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company has not issued shares as compensation in the current period, however may consider in future periods for employee services.

The Company may issue restricted stock to consultants for services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has not issued any shares as compensation in the periods presented

Income Taxes:

The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method.  Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.  A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Earnings (Loss) Per Share:

Basic loss per share is computed by dividing net earnings (loss) attributable to common stockholders by the weighted average common shares outstanding for the period.  Diluted earnings per share are computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.  The Company does not have any potentially dilutive common shares outstanding.

Subsequent Events:

Subsequent events have been evaluated through the date that the consolidated financial statements were available to be issued, which is the date of filing.

Note 2:

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”, which requires that comprehensive income be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The standard also requires entities to disclose on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net earnings. This standard no longer allows companies to present components of other comprehensive income only in the statement of equity. This standard is effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance has not had a significant impact on the Company’s financial statements other than the prescribed change in presentation.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future consolidated financial statements.

Note 3:

Related Party Transactions

At inception, the Company has issued 9,600,000 shares of restricted common stock to the majority shareholder for initial funding, in the amount of $2,500.

The Company does not have employment contracts with its sole officer and director, who is the majority shareholder.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in additional business opportunities that become available.  A conflict may arise in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We depend on our sole officer and director, to provide the Company with the necessary funds to implement our business plan, as necessary.  The Company does not have a funding commitment or any written agreement for our future required cash needs.

The majority shareholder has advanced funds, as necessary.  These advances are considered temporary in nature and are payable on demand.   There is no formal document describing the terms of this arrangement (maturity date and interest rates).  As of March 31, 2012, the loan balance was $114,590.   The Company currently is accruing interest on the loan balance at a rate of 3% per annum. The total accrued interest is $4,992 as of March 31, 2012.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

Note 4:

Equity

The Company has been authorized to issue 100,000,000 common shares, no par value.  Common shares are entitled to one vote per share.

As described above, on June 29, 2010, the Company issued 9,600,000 shares of its common stock to the officer and director of the Company in exchange for $2,500.

In March 2011 the Company received $15,500 in cash for the issuance of 77,500 shares of common stock at $.20 per share for gross proceeds in the amount of $15,500.

In March 2011 the Company issued 322,500 shares to consultants for services rendered. Shares were valued at the then fair market value of $.20 per share, for a total value of $64,500, which was expensed as stock-based compensation.

CH Real Estate II, Inc.

1,360,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$31.17
Transfer/Edgar Agent Fees	2000
Accounting fees and expenses	5000
Total	$7031.17

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statue, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Utah law. Utah law provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The below listed issuances of unregistered securities were exempt pursuant to Section 4(2) of the Securities Act, in which there was no advertising and no commissions paid.  Furthermore, no underwriters were used in connection with the below issuances.  Such share issuances have been reflected on the records of the Company’s transfer agent as restricted shares.  No physical certificates have yet been issued.  Each certificate for the below issuances will bear a restrictive legend indicating that the shares have not been registered and may not be traded until registered or otherwise exempt.  All of the investors are qualified investors as defined under the Securities Act.

On or about June 29, 2010, the Company issued 9,600,000 shares of common stock to Curt Hansen for cash consideration of $2,500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 2, 2010, the Company issued 172,500 shares of common stock to Michael Doron for services.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 2, 2010, the Company issued 150,000 shares of common stock to David Rees for services.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 2, 2010, the Company issued 2,500 shares of common stock to Teri Rasmussen for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 2, 2010, the Company issued 2,500 shares of common stock to Brent Rasmussen for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 21, 2010, the Company issued 2,500 shares of common stock to Evolution Capital LLC for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 23, 2010, the Company issued 2,500 shares of common stock to Curt Hansen for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 23, 2010, the Company issued 2,500 shares of common stock to Danny Hansen for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 25, 2010, the Company issued 2,500 shares of common stock to Ned Adams for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 26, 2010, the Company issued 2,500 shares of common stock to Michael Hansen for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 26, 2010, the Company issued 2,500 shares of common stock to Patricia Hansen for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On October 11, 2010, the Company issued 2,500 shares of common stock to Albina Jordanova Legurska for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On October 11, 2010, the Company issued 2,500 shares of common stock to Thomas Hahn for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On October 11, 2010, the Company issued 2,500 shares of common stock to Lidia Barozzino for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On October 11, 2010, the Company issued 2,500 shares of common stock to Yordaura Rusanova Stereva for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On October 11, 2010, the Company issued 2,500 shares of common stock to Nikolay Genchev Ivanov for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On November 5, 2010, the Company issued 2,500 shares of common stock to Susan Wagner for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On November 5, 2010, the Company issued 5,000 shares of common stock to Covalence Solutions, LLC for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On November 5, 2010, the Company issued 5,000 shares of common stock to DJDM for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On November 5, 2010, the Company issued 5,000 shares of common stock to Krista Wagner for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On November 5, 2010, the Company issued 5,000 shares of common stock to Invest in Utah for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On December 8, 2010, the Company issued 5,000 shares of common stock to Ann Hansen for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On December 8, 2010, the Company issued 5,000 shares of common stock to Paul Transon for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 12, 2011, the Company issued 2,500 shares of common stock to Yorkshire Consulting, LLC for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 12, 2011, the Company issued 2,500 shares of common stock to Chase Chandler for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 13, 2011, the Company issued 2,500 shares of common stock to M E Dancy Consulting Services, Inc. for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 13, 2011, the Company issued 2,500 shares of common stock to DDR & Associates LLC for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 13, 2011, the Company issued 2,500 shares of common stock to David Rees for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 13, 2011, the Company issued 2,500 shares of common stock to Lisa Demmons for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 13, 2011, the Company issued 2,500 shares of common stock to Callie Jones for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 13, 2011, the Company issued 2,500 shares of common stock to Vincent & Rees, L.C. for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 13, 2011, the Company issued 2,500 shares of common stock to Michael Dancy for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 16, 2011, the Company issued 2,500 shares of common stock to Michael Doron for cash consideration of $500.  The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

ITEM 16. EXHIBITS.

Exhibit No.	Description
3.1	Articles of Organization of CH Real Estate, LLC
3.2	Articles of Incorporation of CH Real Estate II, Inc.
3.3	Bylaws of the Company
5.1	Opinion of Vincent & Rees, L.C.
10.1	Share Exchange Agreement Between CH Real Estate, LLC and CH Real Estate II, Inc. (1)
14.1	Code of Ethics
23.1	Consent from Independent Auditor
23.2	Consent from Vincent & Rees, L.C. (Included in Exhibit 5.1)

(1) To be filed on subsequent amendment.

The above listed exhibits were filed with the Form S-1 Registration Statement filed on February 28, 2012. An updated Exhibit 23.1 is filed herewith.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Utah or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 18th of June 2012.

CH Real Estate II, Inc.

By:	/s/ Curt Hansen
Curt Hansen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Curt Hansen Curt Hansen	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors	June 18 , 2012

/s/ Mike Hansen Mike Hansen	Member of the Board of Directors	June 18 , 2012